Exhibit 10.3


                  FORM OF SECOND AMENDMENT TO CREDIT AGREEMENT
                  --------------------------------------------



          SECOND AMENDMENT TO CREDIT AGREEMENT (this "Second Amendment"), dated as of February 25, 2004, among GRAHAM PACKAGING HOLDINGS COMPANY, a Pennsylvania limited partnership ("Holdings"), GRAHAM PACKAGING COMPANY, L.P., a Delaware limited partnership (the "Borrower"), GPC CAPITAL CORP. I, a Delaware corporation (the "Co-Borrower"), the lenders party thereto (each, a "Lender" and, collectively, the "Lenders"), CITIGROUP GLOBAL MARKETS INC. (f/k/a Salomon Smith Barney Inc.), as Syndication Agent (in such capacity, the "Syndication Agent"), LASALLE BANK NATIONAL ASSOCATION, as documentation agent (in such capacity, the "Documentation Agent"), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders, and DEUTSCHE BANK SECURITIES INC., as sole lead arranger and sole book runner (in such capacity, the "Sole Lead Arranger"). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, Holdings, the Borrower, the Co-Borrower, the Lenders from time to time party thereto, and the Agents are parties to a Credit Agreement, dated as of February 14, 2003 (as amended, modified and/or supplemented to, but not including, the date hereof, the "Credit Agreement");

          WHEREAS, the Borrower pursuant to the Credit Agreement has, prior to the date hereof, repaid in full the principal of all outstanding Tranche II Term Loans;

          WHEREAS, on the date hereof, there are outstanding Tranche I Term Loans (for purposes of this Second Amendment, herein called the "Refinanced Tranche I Term Loans") in an aggregate principal amount of $568,000,000 million;

          WHEREAS, in accordance with the provisions of Section 9.08(c)(ii) of the Credit Agreement, the Borrower wishes to amend the Credit Agreement to enable it to convert and/or refinance in full the outstanding Tranche I Term Loans described in the immediately preceding paragraph through (x) the conversion of outstanding Tranche I Term Loans into replacement Tranche I Term Loans and/or (y) its incurrence of replacement Tranche I Term Loans (for purposes of this Second Amendment, the replacement Tranche I Term Loans described in preceding changes (x) and (y) collectively being herein called the "Replacement Tranche I Term Loans") as more fully provided herein, in each case with the same terms as were theretofore applicable to the Tranche I Term Loans except that the pricing applicable thereto shall be as more fully described herein; and

          WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

          NOW, THEREFORE, it is agreed:


Amendments to Credit Agreement.
-------------------------------

          1. On, or within five Business Days after the occurrence of, the Second Amendment Execution Date (as hereinafter defined) (subject to the receipt of a Borrowing Request in form and substance reasonably satisfactory to the Administrative Agent and substantially in accordance with the requirements of
Section 2.03 of the Credit Agreement, and subject to a notice of prepayment of the Refinanced Tranche I Term Loans in accordance with the relevant requirements of Section 2.12(a) of the Credit Agreement, and subject to the relevant conditions specified in Section 4.01 of the Credit Agreement and the occurrence of the Second Amendment Effective Date (as hereinafter defined)), each Lender with a Tranche I Term Loan Commitment as shown on Schedule 2.01 to this Second Amendment hereby agrees to make a Tranche I Term Loan in the respective









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


principal amount set forth opposite its name under the heading "Tranche I Term Loan Commitment" on Schedule 2.01 to this Second Amendment, in each case in accordance with the relevant requirements of the Credit Agreement except that
(i) the date of the making of the Tranche I Term Loans described in this paragraph, other than those Tranche I Term Loans being converted into Replacement Tranche I Term Loans, shall be as set forth above and (ii) each Lender with a Tranche I Term Loan Commitment as set forth in Schedule 2.01 to this Second Amendment shall make the respective Tranche I Term Loan available (through the Administrative Agent) in cash, except that each Lender with a Tranche I Term Loan Commitment as shown on Schedule 2.01 to this Second Amendment with existing Tranche I Term Loans outstanding immediately prior to the occurrence of the Second Amendment Effective Date shall convert its theretofore outstanding Tranche I Term Loans (in a principal amount up to, but not in excess of, the Tranche I Term Loan of such Lender as specified in
Schedule 2.01 hereto) into Replacement Tranche I Term Loans hereunder without any requirement that it make cash proceeds available to the Borrower (except to the extent that the Tranche I Term Loan Commitment of such Lender as specified on Schedule 2.01 hereto exceeds the principal amount of its therefore outstanding Tranche I Term Loans). The Borrower shall direct the Administrative Agent to apply (and the Administrative Agent shall apply) all cash proceeds of Replacement Tranche I Term Loans made hereunder to refinance then outstanding Refinanced Tranche I Term Loans pursuant to the Credit Agreement (before giving effect to the Second Amendment) other than those Tranche I Term Loans being converted into Replacement Tranche I Term Loans. It is understood that the Replacement Tranche I Term Loans being made pursuant to this Second Amendment (whether by conversion or the making of cash proceeds available to the Borrower to refinance Refinanced Tranche I Term Loans) shall constitute Replacement Term Loans pursuant to Section 9.08(c) of the Credit Agreement and the Tranche I Term Loans being refinanced or converted shall constitute Refinanced Term Loans as described therein. It is understood and agreed by all parties hereto that the aggregate principal amount of Tranche I Term Loans outstanding after giving effect to the Second Amendment Effective Date shall be equal to the aggregate amount of Tranche I Term Loans which were outstanding immediately prior to giving effect thereto. Any Lender holding outstanding Tranche I Term Loans immediately prior to the Second Amendment Effective Date, that does not (in its sole discretion) provide a Tranche I Term Loan Commitment pursuant hereto, shall have its outstanding Tranche I Term Loans repaid in full on the Second Amendment Effective Date (if same occurs). On the Second Amendment Effective Date, the aggregate amount of Replacement Tranche I Term Loans (including those made by conversion or the making of cash proceeds available to the Borrower) shall be comprised of the same number of Borrowings as were applicable to the outstanding Refinanced Tranche I Term Loan immediately prior to the Second Amendment Effective Date, which Borrowings shall be of the same Types and in the same amounts as the Borrowings theretofore applicable to the Refinanced Tranche I Term Loans, and in the case of any such Borrowings of Eurodollar Loans shall have the same Interest Period (i.e. continuing to the date of the expiration Interest Period theretofore applicable to the corresponding Borrowing of Refinanced Tranche I Term Loan) and the same Adjusted LIBO Rate (although, from and after the Second Amendment Effective Date, the LIBOR Margins and ABR Margins applicable thereto shall be determined in accordance with Schedule A to the Credit Agreement, as amended pursuant to following paragraph numbered 4) applicable thereto on the Second Amendment Effective Date. Each Lender with Replacement Tranche I Term Loans shall participate on a pro rata basis in each outstanding Borrowing of Replacement Tranche I Term Loans as described in the immediately preceding sentence. In connection with the incurrence of the Replacement Tranche I Term Loans and the repayment of Refinanced Tranche I Term Loans in accordance with this Second Amendment, the Borrower hereby agrees that, notwithstanding anything to the contrary contained in the Credit Agreement, (i) if requested by any Lender making cash proceeds available to the Borrower pursuant to the Replacement Tranche I Term Loans (but not with respect to that portion of the Replacement Tranche I Term Loans of any Lender constituting a conversion of Refinanced Tranche I Term Loans of such Lender), the Borrower shall pay to such Lender such amounts necessary, as reasonably determined by such Lender, to compensate such Lender for making such Replacement Tranche I Term Loans in the middle of an existing Interest Period (rather than at the beginning of the respective Interest Period, based upon the rates then applicable thereto) and (ii) the Borrower shall be obligated to pay to each Lender whose Tranche I Term Loans are being repaid in cash (rather than converted into Replacement Tranche I Term Loans on the Second Amendment Effective Date) amounts of the type referred to in Section 2.15 of the Credit Agreement in connection with its repayment in cash (but not by way of conversion of Refinanced Tranche I Term Loans into Replacement Tranche I Term Loans as contemplated above) of such Refinanced Tranche I Term Loans of such Lender. incurred in connection with the conversion of Refinanced Tranche I Term Loans and/or the actions taken pursuant to the preceding sentence of this Section I.1.

          2. For the avoidance of doubt, it is understood and agreed that the amounts of the remaining scheduled prepayments of principal of the Tranche I Term Loans after giving effect to this Second Amendment shall remain unchanged from the schedule set forth in Section 2.11(a)(i) of the Credit Agreement,


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

except that the scheduled repayments for September 30, 2003 and December 31, 2003 have already been repaid in full. The schedule of remaining repayments, as calculated on the date hereof, for the Replacement Tranche I Term Loans is set forth below:

                                                Tranche I Term
             Date                                    Loan
                                                    Amount

        March 31, 2004                            $1,000,000
        June 30, 2004                             $1,000,000
        September 30, 2004                        $1,000,000
        December 31, 2004                         $1,000,000
        March 31, 2005                            $5,000,000
        June 30, 2005                             $5,000,000
        September 30, 2005                        $5,000,000
        December 31, 2005                         $5,000,000
        March 31, 2006                           $11,250,000
        June 30, 2006                            $11,250,000
        September 30, 2006                       $11,250,000
        December 31, 2006                        $11,250,000
        March 31, 2007                           $11,250,000
        June 30, 2007                            $11,250,000
        September 30, 2007                       $11,250,000
        December 31, 2007                        $11,250,000
        March 31, 2008                           $50,000,000
        June 30, 2008                            $50,000,000
        September 30, 2008                       $50,000,000
        December 31, 2008                        $50,000,000
        March 31, 2009                           $50,000,000
        June 30, 2009                            $50,000,000
        September 30, 2009                       $50,000,000
        December 31, 2009                        $50,000,000
        Term Loan Maturity Date                  $54,000,000

         ; notwithstanding the foregoing, all then outstanding principal of the Replacement Tranche I Term Loans shall be due and payable on the Term Loan Maturity Date (even if same occurs prior to one or more of the dates set forth in the table above)."


          3. Section 5 of the Credit Agreement is hereby amended by inserting the following new subsection 5.16 at the end of said Section:

                "5.16   Second Amendment Mortgage Amendments.    Within 60 days
          following the Second Amendment Effective Date (unless otherwise agreed by the Collateral Agent), if and to the extent requested by the Collateral Agent, the Borrower shall have delivered to the Collateral Agent, or caused to be delivered to the Collateral Agent, fully executed counterparts of amendments (the "Second Amendment Mortgage Amendments"), in form and substance reasonably satisfactory to the Administrative Agent, to each of the Mortgages covering the Mortgaged Properties, together with evidence that counterparts of each of the Second Amendment Mortgage Amendments have been delivered to the title company insuring the Lien on the Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to maintain a valid and enforceable perfected mortgage lien superior to and prior to the rights of all third parties (except Liens under Section 6.02) and subject to no other Liens except as are permitted by Section 6.02 on the Mortgaged Properties in favor of the Collateral Agent for the benefit of the Secured Parties securing all of the Obligations (including the Replacement Tranche I Term Loans), provided that the actions required to be taken by the Borrower pursuant to this subsection 5.16 shall not be required in the event that each Lender holding outstanding Tranche I Term Loans immediately prior to the Second Amendment Effective Date provides a Tranche I Term Loan Commitment pursuant to the Second Amendment."













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


          4. Schedule A to the Credit Agreement is hereby amended by deleting same in its entirety and inserting in lieu thereof a new Schedule A in the form of Schedule A attached hereto; provided that (x) new Schedule A shall only apply for periods from and after the Second Amendment Effective Date and (y) the provisions of the Credit Agreement (including old Schedule A) as in effect before giving effect to this Second Amendment shall apply for all periods prior to the Second Amendment Effective Date and shall apply to all Refinanced Tranche I Term Loans outstanding pursuant to the Credit Agreement before giving effect to any conversion thereof to Replacement Tranche I Term Loans pursuant to this Second Amendment and shall apply to all Tranche II Term Loans which were outstanding at the time prior to the Second Amendment Effective Date.

          5. Schedule 2.01 to the Credit Agreement is hereby amended by deleting same in its entirety and inserting in lieu thereof a new Schedule 2.01 in the form of Schedule 2.01 attached hereto.

Miscellaneous Provisions.
-------------------------

          1. In order to induce the Lenders to enter into this Second Amendment, the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Second Amendment Effective Date after giving effect to this Second Amendment and the making of Replacement Tranche I Term Loans as contemplated herein, and (ii) all of the representations and warranties contained in the Credit Agreement or the other Loan Documents are true and correct in all material respects on the Second Amendment Effective Date after giving effect to this Second Amendment and the making of Replacement Tranche I Term Loans as contemplated herein, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

          2. This Second Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          3. This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

          4. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          5. This Second Amendment shall become effective on the date (the "Second Amendment Effective Date") when each of the following conditions shall have been satisfied:

                    (i) the Administrative Agent, the Borrower, each other Loan Party, and each Lender with a Tranche I Term Loan Commitment as shown in Schedule 2.01 to this Second Amendment (which in aggregate total amount shall equal $568,000,000 million) shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: Neerav Shah (facsimile number 212-354-8113) (with the date of the satisfaction of the condition described in this clause (i) being herein called the "Second Amendment Execution Date");

                    (ii) the Borrower shall have paid in full (w) all accrued and unpaid interest on all Tranche I Term Loans through the Second Amendment Effective Date (regardless of whether or not the Credit Agreement otherwise requires a payment of such interest at such time),
          (x) all fees, costs and expenses (including legal fees and expenses) then due and payable pursuant to the Credit Agreement, (y) any amounts













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


          owing to a Lender pursuant to the last sentence of paragraph numbered 1 of Part I hereof, to the extent requested by such Lender of the Borrower at least one Business Day prior to the date when all other conditions to the Second Amendment Effective Date have been satisfied and (z) the principal of all outstanding Tranche I Term Loans which are not being converted into Replacement Tranche I Term Loans in accordance with the terms of this Second Amendment;

                    (iii) there shall have been delivered to Administrative Agent copies of resolutions of the board of directors of each Loan Party approving and authorizing the execution, delivery and performance of this Second Amendment and the Loan Documents as amended by this Second Amendment, certified as of the Second Amendment Effective Date by the corporate secretary or an assistant secretary of such Loan Party as being in full force and effect without modification or amendment; and

                  (iv) the Administrative Agent shall have received from Simpson Thatcher & Bartlett LLP, special New York counsel to the Borrower, an opinion addressed to each Agent, the Collateral Agent and each of the Lenders and dated the Second Amendment Effective Date, which opinion shall be in form and substance reasonably satisfactory to the Administrative Agent.

          6. By executing and delivering a copy hereof, each Loan Party hereby agrees that all Loans (including, without limitation, the Replacement Tranche I Term Loans) shall be fully guaranteed pursuant to the Guarantee Agreements in accordance with the terms and provisions thereof and shall be fully secured pursuant to the Security Documents.

          7. From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby.

                                      * * *













































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



                                                                     Schedule A
                                                            to Credit Agreement



                    LIBOR Margin for    LIBOR Margin for     ABR Margin for      ABR Margin for
 Category Period    Revolving Loans     Tranche I Term       Revolving Loans     Tranche I Term
                                            Loans                                    Loans

Category A Period        3.75%            2.75%                  2.75%               1.75%
Category B Period        3.50%            2.75%                  2.50%               1.75%
Category C Period        3.25%            2.75%                  2.25%               1.75%
Category D Period        3.00%            2.75%                  2.00%               1.75%
Category E Period        3.00%            2.75%                  2.00%               1.75%
Category F Period        2.75%            2.50%                  1.75%               1.50%


          The "LIBOR Margin" and the "ABR Margin" for any date shall be determined by reference to the "Category Period" in effect as of the last day of the fiscal quarter most recently ended as of such date and any change shall become effective upon the delivery to the Administrative Agent of the financial statements to be delivered pursuant to Section 5.04 for the most recently ended fiscal quarter together with a certificate of a Responsible Officer of the Borrower (a) setting forth in reasonable detail the calculation of the Net Leverage Ratio for the end of such fiscal quarter and (b) stating that such Responsible Officer has reviewed the terms of this Agreement and the other Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of Holdings, the Borrower and their Subsidiaries during the accounting period, and that such Responsible Officer does not have knowledge of the existence as at the date of such officers' certificate of any Event of Default or Default. It is understood that the foregoing certificate of a Responsible Officer shall be permitted to be delivered prior to, but in no event later than, the time of the actual delivery of the financial statements required to be delivered pursuant to Section 5.04. Notwithstanding the foregoing, at the time (i) the Tranche II Term Loans have been refinanced in full pursuant to the Tranche II Term Loan Refinancing or (ii) Holdings shall have received gross cash proceeds of at least $200,000,000 from the sale after the Closing Date of its Equity Interests pursuant to a public offering of common stock, if a Responsible Officer of Holdings shall deliver to the Administrative Agent a certificate demonstrating in reasonable detail that the Borrower would qualify for a different Category Period (determined on a Pro Forma Basis as of the last day of the last Test Period ended prior to the date on which (i) the Tranche II Term Loans have been refinanced in full pursuant to the Tranche II Term Loan Refinancing or (ii) Holdings shall have received gross cash proceeds of at least $200,000,000 from the sale after the Closing Date of its Equity Interests pursuant to a public offering of common stock, as the case may be, for which financial statements have been made available (or were required to be made available) pursuant to Section 5.04), then the Category Period that would otherwise be applicable as set forth in such certificate shall thereafter be applicable (until same is changed or ceases to apply in accordance with the second preceding sentence). For the purposes of this Schedule A:

          "Category A Period" shall exist at any time no other Category Period is then in effect.

          "Category B Period" shall exist at any time (i) the Tranche II Term Loans have been refinanced in full pursuant to the Tranche II Term Loan Refinancing and (ii) a Category E Period or Category F Period is not then in effect.

          "Category C Period" shall exist at any time (i) Holdings has received gross cash proceeds of at least $200,000,000 from the sale after the Closing Date of its Equity Interests pursuant to a public offering of common stock, (ii) any Tranche II Term Loans remain outstanding and (iii) the Net Leverage Ratio is greater than or equal to 4.50 to 1.00.











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


          "Category D Period" shall exist at any time (i) Holdings has received gross cash proceeds of at least $200,000,000 from the sale after the Closing Date of its Equity Interests pursuant to a public offering of common stock, (ii) any Tranche II Term Loans remain outstanding and (iii) the Net Leverage Ratio is less than 4.50 to 1.00; provided that in determining the LIBOR Margin and ABR Margin for Tranche I Term Loans only, a Category D Period shall not exist at any time when a Category F Period is then in effect.

          "Category E Period" shall exist at any time (i) Holdings has received gross cash proceeds of at least $200,000,000 from the sale after the Closing Date of its Equity Interests pursuant to a public offering of common stock, (ii) no Tranche II Term Loans remain outstanding and (iii) the Net Leverage Ratio is greater than or equal to 4.50 to 1.00; provided that in determining the LIBOR Margin and ABR Margin for Tranche I Term Loans only, a Category E Period shall not exist at any time when a Category F Period is then in effect.

          "Category F Period" shall exist at any time (i) Holdings has received gross cash proceeds of at least $200,000,000 from the sale after the Closing Date of its Equity Interests pursuant to a public offering of common stock, (ii) no Tranche II Term Loans remain outstanding and (iii) the Net Leverage Ratio is less than 4.50 to 1.00. Notwithstanding the foregoing, in determining the LIBOR Margin and ABR Margin for Tranche I Term Loans only, a Category F Period shall be deemed to exist (a) if the test in the preceding clause (iii) is satisfied or
(b) if (and for so long as) the indebtedness under the Credit Agreement then has a rating in effect of at least B+ from Standard & Poor's Rating Services and at least B1 from Moody's Investors Service, Inc.


Notwithstanding the foregoing, at any time during which (i) the Borrower has failed to deliver the certificate required under Section 5.04(c) with respect to a fiscal quarter following the date the delivery thereof is due or (ii) a Default or Event of Default is in existence, the Category Period shall be deemed, solely for the purposes of this Schedule A, to be a Category A Period, until such time as the Borrower shall deliver such certificate or such Default or Event of Default shall be cured or waived.


Note: Schedule 2.01 is omitted from the filing of this Annual Report on Form 10-K. The Registrant agrees to furnish supplementally a copy of Schedule 2.01 to the Securities and Exchange Commission upon request.









































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